EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 3, 2022, by and among GLOBUS MEDICAL, INC., a Delaware corporation (the “Company”), GLOBUS MEDICAL NORTH AMERICA, INC., a Delaware corporation, (“North America”, and, together with the Company, the “Borrowers”) and CITIZENS BANK, N.A., as Lender.

W I T N E S S E T H:

WHEREAS, the Borrowers and the Lender are parties to that certain Credit Agreement dated as of August 6, 2020, as amended by that certain First Amendment to Credit Agreement dated as of August 4, 2021  (and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lender amend the Credit Agreement as set forth herein and, subject to the satisfaction of the conditions set forth herein, the Lender is willing to do so;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and other valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings assigned to them in the Credit Agreement, as amended hereby.
Section 2. Amendments to Credit Agreement. Upon satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:
2.1 The Credit Agreement is hereby amended by deleting Exhibits C and D thereof and restating them with Exhibits A and B attached to this Amendment.

2.2 Section 1.1 of the Credit Agreement is hereby amended by deleting in their entirety the definitions of "Adjusted LIBOR Rate", "Interpolated Screen Rate", "LIBOR Rate", "LIBOR Loan", "LIBOR Scheduled Unavailability Date," "LIBOR Successor Rate", and "LIBOR Successor Rate Conforming Changes".

2.3 Section 1.1 of the Credit Agreement is hereby amended by restating the following definitions in their entirety as follows:

“Alternate Base Rate”  means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% per annum and (c) the Daily BSBY Rate in effect on such day plus 1.00% per annum, provided that the Alternate Base Rate shall at no time be less than 1.00% per annum. If Lender shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Rate or the Daily BSBY Rate for any reason, including the inability or failure of Lender to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Daily BSBY Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Daily BSBY Rate, as applicable, respectively.

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“Applicable Margin” means, in the case of (a) ABR Loans, 0.00% per annum, and (b) BSBY Loans, 1.00% per annum.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or the compliance therewith by Lender; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Committed Loan Notice” means a notice of a Loan, a conversion of a Loan from one Type to the other, or a continuation of a BSBY Loan pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit C attached hereto.

“Interest Payment Date”  means, (a) for any ABR Loan or Daily BSBY Loan, the last Business Day of each calendar month  and the maturity date of the credit facility under which such ABR Loan was made, (b) for any Daily BSBY Loan, the last Business Day of each calendar month and the maturity date of the credit facility under which such Daily BSBY Loan was made,  and (c) as to any BSBY Loan, the last day of the Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at a three-month interval after the first day of such Interest Period, and the maturity date of the credit facility under which such BSBY Loan was made.

“Interest Period” means, as to any Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Committed Loan Notice; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to clause (d) of Section 3.3 shall be available for specification in such Committed Loan Notice. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Loan Minimum” means (a) in the case of a BSBY Loan, $1,000,000, (b) in the case of an ABR Loan, $1,000,000, and (c) in the case of a Daily BSBY Loan, $1,000,000.

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“Maturity Date” means August 2, 2023, provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any basic, marginal, special, emergency, supplemental or other reserve requirements) expressed as a decimal that are prescribed by the Federal Reserve Board for determining the reserve requirements to which the Lender is subject with respect to BSBY Loans. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

 “Type”, when used in reference to any Loan, refers to whether the rate of interest on such Loan, is determined by reference to the BSBY Rate, the Daily BSBY Rate  or the Alternate Base Rate.

2.4 Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in such Section in appropriate alphabetical order:

"Available Tenor(s)”  means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or the Note or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement or the Note, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 3.3.

“Benchmark” means, initially, BSBY; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to BSBY or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(a). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement”  means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Lender for the applicable Benchmark Replacement Date:

(a)the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

(b)the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or

(c)the sum of (i) the alternate benchmark rate that has been selected by Lender as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement for the then-current Benchmark, including any recommendations made by a Relevant Governmental Body, for Dollar-denominated syndicated or bilateral credit facilities at such time and (ii) the related Benchmark Replacement Adjustment; provided, that any such Benchmark Replacement shall be administratively feasible as determined by Lender in its sole discretion. If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement, the Note and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Lender:

(a) if the then-current Benchmark is BSBY, an adjustment (which may be a positive or negative value or zero) equal to the BSBY Long-Term Spread Adjustment for such Corresponding Tenor as of the Reference Time such Benchmark Replacement is first set and is displayed on a screen or other information service that publishes such adjustment from time to time as selected by Lender; and

(b)an adjustment (which may be a positive or negative value or zero), that has been selected by Lender as the replacement for such Available Tenor giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement, including any applicable recommendations made by a Relevant Governmental Body, for Dollar- denominated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 3.3 will not be a term rate, the Available Tenor of such Benchmark for purposes of Section 3.3 shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Date” means a date and time determined by Lender, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) are no longer available or permitted to be used for determining the interest rate of Dollar-denominated loans, or shall cease;

(b)in the case of clause (b) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of (i) the administrator of such Benchmark (or such component thereof) or (ii) the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or a Governmental Authority exercising regulatory authority over the Lender or not to be compliant with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-

representativeness or non-compliance, as the case may be, will be determined by reference to the most recent statement or publication referenced in such clause (b) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(c)in the case of clause (c) of the definition of “Benchmark Transition Event”, a date and time determined by Lender as administratively feasible in its reasonable discretion and no later than ninety (90) days following the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a), (b) or (c) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors hereunder of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”  means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over such administrator with respect to its publication of such Benchmark (or such component), or a Governmental Authority having jurisdiction over Lender, in each case, acting in such capacity, identifying a specific date after which all Available Tenors of such Benchmark (or such component thereof) (i) shall or will no longer be made available or permitted to be used for determining the interest rate of Dollar-denominated loans, or (ii) shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof), or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative, or a public statement or publication of information by or on behalf of any Governmental Authority exercising regulatory supervisory authority over the Lender identifying a specific date after which all Available Tenors of the Benchmark are not or will no longer be compliant with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; or

(c)if the then-current Benchmark is BSBY, one or more public statements or publications of information by the administrator of the Benchmark (including a “Technical Note” published on the BSBY Website) announcing or indicating, in effect, that a BSBY Final Step Event has occurred for all Available Tenors of the Benchmark.

“Benchmark Unavailability Period”  means, so long as a Benchmark Transition Event has occurred, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3.

“Bloomberg” means Bloomberg Index Services Limited (or a successor administrator of BSBY).

 “Borrowing” means Loans of the same Type which are made, converted, or continued on the same date, in the case of BSBY Loans, as to which a single Interest Period is in effect.

“BSBY” means the Dollar wholesale funding rate known as BSBY (the Bloomberg Short-Term Bank Yield Index) and provided by Bloomberg as administrator of the benchmark.

“BSBY Final Step Event”  means, for any Available Tenor, either (i) the twentieth (20th) consecutive Government Securities Business Day or (ii) the thirtieth (30th) Government Securities Business Day within a rolling ninety (90)-day period on which BSBY is calculated in accordance with “Level 6” (or any successor final step) of the Alternative Calculation Waterfall defined or set forth in BSBY’s index methodology and rulebook, as published on the BSBY Website.

“BSBY Loan(s)” means a Loan that bears interest at a rate based on the BSBY Rate.

“BSBY Rate”  means, for any Interest Period, the rate per annum equal to the greater of (a) the product obtained by multiplying (i) the BSBY Screen Rate determined as of the first day of such Interest Period with a term equivalent to such Interest Period by (ii) the Statutory Reserve Rate and (b) the Floor.

"BSBY Rate Margin” means 1.00% per annum.

“BSBY Screen Rate”  means, for any day, BSBY as published as of the Reference Time on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Lender from time to time), provided that if the BSBY Screen Rate for any Available Tenor is not published as of the Reference Time and a Benchmark Replacement Date with respect to BSBY has not occurred, then the BSBY Screen Rate for such Available Tenor as of such Reference Time shall be the BSBY Screen Rate as published in respect of the first preceding Government Securities Business Day for which the BSBY Screen Rate was published, so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Reference Time.

“BSBY Long-Term Spread Adjustment”  means the most recently dated “BSBY SOFR 5Y Spread Adjustment” published on the BSBY Website.

“BSBY Website”  means the “Bloomberg Short-Term Bank Yield Index” website at https://www.bloomberg.com/professional/product/indices/bsby/ (or any successor website).

“CEA Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Conforming Changes”  means, with respect to either the use or administration of the Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Alternate Base Rate,” the definition of “BSBY” or “BSBY Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Statutory Reserve Rate”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.5 and other technical, administrative or operational matters) that Lender decides may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement, the Note and the other Loan Documents).

“Corresponding Tenor”  with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor; provided that, (i) if any Available Tenor does not correspond to a tenor applicable to the Unadjusted Benchmark Replacement, the closest corresponding tenor of the Unadjusted Benchmark Replacement shall be applied, and (ii) if applicable, if a tenor of the Unadjusted Benchmark Replacement corresponds equally to two tenors of the then-current Benchmark, the corresponding tenor of the shorter duration shall be applied.

“Daily BSBY Loan(s)”  means a Loan bearing interest based on the Daily BSBY Rate.

“Daily BSBY Rate”  means, for any day, a rate per annum equal to the BSBY Rate in effect on such day for a one month Interest Period (subject to the Floor set forth in the definition of “BSBY Rate”).

“Daily BSBY Margin” means 1.00% per annum.

“Daily Simple SOFR”  means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Lender decides that any such convention is not administratively feasible for Lender, then Lender may establish another convention in its reasonable discretion.

“Excluded CEA Swap Obligation”  means, with respect to any guarantor, any CEA Swap Obligation if, and only to the extent that, all or a portion of the guarantee of such guarantor of, or the grant by such guarantor of a security interest to secure, such CEA Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such guarantor or the grant of such security interest becomes effective with respect to such CEA Swap Obligation. If a CEA Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Floor”  means  0.00% per annum.

“Government Securities Business Day”  means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is BSBY, 8:00 a.m. (New York City time) on the day that is two (2) Government Securities Business Days preceding the date of such setting, and (2) if such Benchmark is not BSBY, the time determined by Lender in its reasonable discretion.

“Relevant Governmental Body”  means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Swap Agreement Obligations”  means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all Swap Agreements with Lender or any of its Affiliates, provided that Swap Agreement Obligations shall not include, with respect to any guarantor, Excluded CEA Swap Obligations of such guarantor.

“Term SOFR” means, for the applicable Corresponding Tenor, the forward-looking term rate based on SOFR administered by CME Group Benchmark Administration Limited (or a successor administrator selected by Lender in its reasonable discretion).

2.5 Section 1.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"[Reserved]"

2.6 Section 1.11 of the Credit Agreement is hereby deleted in its entirety.
2.7 Sections 2.1, 2.2, 2.7, and 3.1(c) of the Credit Agreement are hereby amended by deleting the phrase "LIBOR Loan" wherever it appears and replacing it with the phrase "BSBY Loan".
2.8 Section 3.1 (a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)  Rates Generally.  Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (i) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Alternate Base Rate, the Benchmark (including, in the case of the BSBY Screen Rate, the Alternative Calculation Waterfall defined or set forth in BSBY’s index methodology and rulebook, as published on the BSBY Website), or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (ii) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (iii) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (iv) the effect, implementation or composition of any Conforming Changes. Lender and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. Lender may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Agreement and the Note, and shall have no liability to Borrower, Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.9 Section 3.1(d) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety.
2.10 Section 3.1 of the Credit Agreement is hereby further amended by adding new subsections (e) and (f) as follows:

(e)  Disclosure Regarding BSBY.  The Borrower acknowledges and understands that:

(i)BSBY is administered, constructed, calculated and published by Bloomberg and its administration, construction, calculation, publication, continuation, discontinuation, movement, and regulation is not controlled by Lender and may change without prior notice to Lender,

(ii)BSBY is a relatively new variable term rate designed to represent average yields at which large, global banks access Dollar senior unsecured marginal wholesale funding,

(iii)Bloomberg constructs BSBY by observing activity in various financial instruments and markets in which the Lender may engage or participate, including bank deposits, certificates of deposit, commercial paper markets, and corporate bonds,

(iv)BSBY is considered a so-called “credit sensitive rate” that could increase during times of market stress as it is expected to vary depending on market conditions that impact banks and other market participants,

(v)BSBY is constructed in a manner that could lead to changes in its calculation during times of stress, and could lead to this Agreement and the Note transitioning from BSBY to a Benchmark Replacement Rate,

(vi)banking regulators have emphasized their expectations that banks conduct diligence regarding rates replacing LIBOR, including new rates like BSBY, and

(vii)Bloomberg may change the terms of its license that governs Lender’s or the Borrower’s use of BSBY.

Notwithstanding the above, Borrower agrees to the use of BSBY for all purposes provided under the Loan Documents, accepting any inherent risks associated with such utilization.

(f)BSBY Rate Conforming Changes.  In connection with the use or administration of the BSBY Rate, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming

Changes will become effective without any further action or consent of any other party to this Agreement, the Note or any other Loan Document. Lender will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of the BSBY Rate.

2.11 Section 3.3 of the Credit Agreement is hereby amended in its entirety as follows:

3.3  Benchmark Replacement Setting.

(a)Benchmark Replacement. Notwithstanding anything to the contrary in this  Agreement, the Note or in any other Loan Document (and a Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.3) , if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Agreement, the Note or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (c) of the definition of “Benchmark Replacement” or clause (b) of the definition of “Benchmark Replacement Adjustment” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the date notice of such Benchmark Replacement is provided to Borrower without any amendment to, or further action or consent of any other party to, this Agreement, the Note or any other Loan Document.

(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Note, or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Lender will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.3(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section 3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, the Note, or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation or a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including BSBY or Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion, (B) the administrator of such Benchmark or a Government Authority having jurisdiction over such administrator with respect to its publication of such Benchmark of a Governmental Authority having jurisdiction over Lender, in each case acting in such capacity, has provided a public statement or publication of information identifying a specific date after which any tenor shall or will no longer be made available, or permitted to be used for determining, the interest rate of Dollar-denominated loans, or (C) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided one or more public statements or publications of information (including by means of a technical note published on the BSBY Website) announcing or indicating in effect, that any tenor for such Benchmark is not or will not be representative or that a BSBY Final Step Event has occurred with respect to any tenor of such Benchmark, then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such impacted or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement), or (B) is not (or is no longer) subject to an announcement described in clause (i)(B) or (i)(C) above, then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of BSBY Loans or Daily BSBY Loans, as applicable,  to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period with respect to the then-current Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon such then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

2.12 Section 3.4 of the Credit Agreement is hereby amended in its entirety as follows:

3.4Increased Costs; Illegality.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (except any reserve requirement reflected in the BSBY Rate);

(ii)subject Lender to any Taxes (other than Indemnified Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on Lender any other condition, cost or expense (other than Taxes) affecting this Agreement, the Note or Loans made by Lender or any letter of credit;

and the result of any of the foregoing shall be to increase the cost to Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to Lender of issuing or maintaining any letter of credit (or of maintaining its obligation to issue any letter of credit), or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request of Lender, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If Lender determines that any Change in Law affecting Lender or Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement, the Note, any commitment of the Lender to make a loan, the Loans or any letters of credit issued by Lender, to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay Lender, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation.

(e)Illegality. If Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender to make, maintain or fund Loans whose interest is determined by reference to BSBY or the BSBY Rate, or to determine or charge interest rates based upon BSBY or the BSBY Rate, then, upon notice thereof by Lender to Borrower, (a) any obligation of Lender to make BSBY Loans or Daily BSBY Loans, and any right of Borrower to continue BSBY Loans or to convert ABR Loans to BSBY Loans or Daily BSBY Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by Lender without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, if necessary to avoid such illegality, upon demand from Lender, prepay or, if applicable, convert all BSBY Loans and Daily BSBY Loans to ABR Loans (the interest rate on which ABR Loans of Lender shall, if necessary to avoid such illegality, be determined by Lender without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor in the case of BSBY Loans and immediately in the case of Daily BSBY Loans, if Lender may lawfully continue to maintain such BSBY Loans to such day, or immediately, if Lender may not lawfully continue to maintain such BSBY Loans to such day, and (ii) if necessary to avoid such illegality, Lender shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” in each case until Lender determines that it is no longer illegal for Lender to determine or charge interest rates based upon BSBY or the BSBY Rate. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.5.

2.13 Section 3.5 of the Credit Agreement is hereby amended in its entirety as follows:

Section 3.5  Compensation for Losses. In the event of (a) the payment or prepayment of any principal of any BSBY Loan other than on the last day of the Interest Period applicable thereto whether voluntary, mandatory, automatic, by reason of acceleration (including as a result of an Event of Default), (b) the conversion of any BSBY Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any BSBY Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall compensate Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.14 Section 3.6 of the Credit Agreement is hereby amended in its entirety as follows:

Section 3.6Taxes.

(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower or Lender) requires the deduction or withholding of any Tax from any such payment by any such party, then such party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.  For purposes of this Section 3.6, the term "applicable law" includes FATCA.

(b)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c)Indemnification by the Borrower. Borrower shall indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender.

(d)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.4, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e)Confidentiality. Nothing contained in this Section shall require Lender or any other indemnified party to make available any of its Tax returns (or any other information that it deems to be confidential or proprietary) to the indemnifying party or any other Person.

2.15 Section 3.7 of the Credit Agreement is hereby added to read in its entirety as follows:

Section 3. 7Inability to Determine Rates.  Subject to Section 3.3, if, on or prior to the first day of any Interest Period for any BSBY Loan or prior to setting the daily interest rate for a Daily BSBY Loan:

(a)Lender determines (which determination shall be conclusive and binding absent manifest error) that the “BSBY Rate” or the Daily BSBY Rate  cannot be determined pursuant to the definition thereof; or

(b)Lender determines that for any reason in connection with any request for a BSBY Loan or a Daily BSBY Loan or a conversion thereto or a continuation thereof that the BSBY Rate for any requested Interest Period with respect to a proposed BSBY Loan or Daily BSBY Loan does not adequately and fairly reflect the cost to Lender of funding such Loan;

Lender will promptly so notify Borrower.

Upon notice thereof by Lender to Borrower, any obligation of Lender to make BSBY Loans or Daily BSBY Loans, and any right of Borrower to continue BSBY Loans or to convert ABR Loans to BSBY Loans or Daily BSBY Loans shall be suspended (to the extent of the affected Interest Periods) until Lender revokes such notice. Upon receipt of such notice, (i) Borrower may revoke any pending request for a borrowing of, conversion to or continuation of BSBY Loans (to the extent of the affected Interest Periods) or Daily BSBY Loans or, failing that, Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected BSBY Loans and Daily BSBY Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.5.  Subject to Section 3.3, if Lender determines (which determination shall be conclusive and binding absent manifest error) that the “BSBY Rate” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by Lender without reference to clause (c) of the definition of “Alternate Base Rate” until Lender revokes such determination.

Section 4.    Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions (the date on which all such conditions are satisfied and/or waived, the “Second Amendment Effective Date”):

(i) Amendment.  The Lender (or its counsel) shall have received a counterpart of this Amendment (which may include facsimile transmission or electronic mail transmission of a signed signature page of this Amendment) that, when taken together, bear the signatures of the Borrowers and the Lender.

(ii) Officers’ Closing Certificate.  The Lender shall have received a certificate of the President or a Vice President and the Secretary or Assistant Secretary of each Loan Party, dated the Closing Date, substantially in the form of Exhibit F to the Credit Agreement (with appropriate modifications reasonably satisfactory to the Lender to reflect the nature of this Amendment and consistent with the officer's certificate provided with the First Amendment).

(iii) Fees and Expenses.  Substantially contemporaneously with the making of the Loans to be made on the Closing Date, the Borrowers shall have paid all reasonable fees, disbursements and other charges of counsel to the Lender in connection with this Amendment to the extent invoiced on or prior to the date hereof.

(iv) USA PATRIOT Act; KYC. At least five days prior to the date hereof, the Lender shall have received:

(A) any and all documentation and other information requested by the Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act; and

(B) to the extent either Borrower constitutes a “legal entity customer” under the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in relation to such Borrower.
(v) Legal Impediments. No law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the Credit Facility as amended hereby.
(vi) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect or any event or circumstance that could reasonably be expected to result in a Material Adverse Effect.

(vii) Financial Officer Certificate.  The Lender shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Company confirming that the conditions set forth in clause (vii) above and clauses (ix) and (x) below shall be satisfied.

(viii) Representations and Warranties.  Each of the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(ix) Absence of Defaults. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

Section 5.    Acknowledgments and Affirmations of the Loan Parties.  Each Loan Party hereby expressly acknowledges the terms of this Amendment and confirms and reaffirms, as of the date hereof, (a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and thereby (as amended hereby) and (b) its guarantee of the Obligations under the Credit Agreement.

Section 6. Miscellaneous.
6.1 Representations and Warranties. To induce the Lender to enter into this Amendment, each Borrower represents and warrants to the Lender as follows:

(a) Each Borrower has all requisite power and authority to execute, deliver and perform this Amendment and all documents and instruments delivered in connection herewith, such Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and all documents and instruments delivered in connection herewith, and this Amendment has been duly executed and delivered on behalf of each Borrower.

(b) This Amendment constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

6.2 Effect of this Amendment.

(a) Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents, all rights of the Lender and all of the Obligations shall remain in full force and effect.  The Borrower hereby confirm that the Credit Agreement and the other Loan Documents are in full force and effect and that neither Borrower has any right of setoff, recoupment or other offset or any defense as of the date hereof with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

(b) The execution, delivery and effectiveness of this Amendment shall not directly or indirectly constitute (i) a novation of any of the Obligations under the Credit Agreement or the other Loan Documents or (ii) constitute a course of dealing or, except as expressly amended hereby, other basis for altering any Obligations or any other contract or instrument (including, without limitation, the Credit Agreement and the other Loan Documents).

(c) From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as amended hereby, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

6.3 Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms,  deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act, the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Lender to accept electronic signature counterparts in any form or format and (y) Lender reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature page.

6.4 Governing Law, etc.
(a) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or any other Loan Document against either Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1 of the Credit Agreement.  Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

6.5 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.6 Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GLOBUS MEDICAL, INC.

By:/s/ KEITH PFEIL

Name: Keith Pfeil

Title:   Chief Financial Officer

GLOBUS NORTH AMERICA, INC.

By:/s/ KEITH PFEIL

Name: Keith Pfeil

Title:   Chief Financial Officer

Signature Page to Second Amendment

CITIZENS BANK, N.A., as Lender

  By:    /s/ JAMES P. HARBESON
  Name: James P. Harbeson
  Title:    Director

Signature Page to Second Amendment